Exhibit 99.1
NEWS RELEASE

CONTACT:

Bob Lougee
800-611-8488
Bob.Lougee@spok.com

Spok Reports Fourth Quarter and 2014 Operating Results;
Consolidated Quarterly Revenue Increases

Software Revenue and Bookings Reach All-Time Highs;
Wireless Trends Continue to Improve; Balance Sheet Remains Strong

SPRINGFIELD, Va. (March 4, 2015) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the fourth quarter and year ended December 31, 2014. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on March 30, 2015 to stockholders of record on March 18, 2015.
For the fourth quarter, consolidated revenue was $51.3 million, compared to $54.7 million in the fourth quarter of 2013 and $49.8 million in the third quarter of 2014 and represented Spok’s second consecutive quarter of consolidated revenue growth. Software revenue increased to a record high $19.6 million in the fourth quarter, compared to $18.9 million in the fourth quarter of 2013 and $16.9 million in the third quarter of 2014. Wireless revenue totaled $31.7 million in the fourth quarter, compared to $35.8 million in the year-earlier quarter and $32.9 million in the prior quarter.
Fourth quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $8.7 million, or 16.9 percent of revenue, compared to $16.0 million, or 29.2 percent of revenue, in the year-earlier quarter, and $12.3 million, or 24.7 percent of revenue, in the third quarter of 2014.
Net income for the fourth quarter was $6.9 million, or $0.31 per fully diluted share, compared to $8.0 million, or $0.36 per fully diluted share, in the fourth quarter of 2013.

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For the full-year 2014, consolidated revenue was $200.3 million, compared to $209.8 million in 2013. Of the total, wireless revenue was $132.4 million and software revenue was $67.9 million, compared to $149.5 million and $60.3 million, respectively, for 2013. Software revenue increased 12.5 percent from 2013.
EBITDA for 2014 was $44.8 million, or 22.4 percent of revenue, compared to $60.7 million, or 28.9 percent of revenue, for 2013.
Net income for 2014 was $20.7 million, or $0.94 per fully diluted share, compared to net income of $27.5 million, or $1.25 per fully diluted share, for the previous year.
Other key results and highlights for the fourth quarter and 2014 included:

•
Software bookings for the fourth quarter increased to $22.3 million from $16.3 million in the year-earlier quarter, and reached an all-time high for the third consecutive quarter. Fourth quarter bookings included $13.0 million of operations bookings and $9.3 million of maintenance renewals. For 2014, bookings increased 23.7 percent to a record high $78.5 million from $63.5 million in 2013. Operations bookings for 2014 also reached an all-time high of $45.1 million.

•	Software backlog totaled $42.4 million at December 31, 2014, compared to $42.1 million at September 30, 2014, and $40.2 million at year-end 2013.

•
Of the $19.6 million in software revenue for the fourth quarter, $11.6 million was operations revenue and $8.0 million was maintenance revenue, compared to $11.8 million and $7.1 million, respectively, of the $18.9 million in software revenue for the fourth quarter of 2013.

•	The renewal rate for software maintenance in the fourth quarter was 99.5 percent.

•
The quarterly rate of paging unit erosion improved to 1.4 percent in the fourth quarter, compared to 2.2 percent in the year-earlier quarter, and was the Company’s lowest net unit loss rate in more than a decade. The annual rate of unit erosion improved to 8.7 percent in the quarter versus 9.2 percent in the year-earlier quarter. Net paging unit losses were 18,000

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in the fourth quarter versus 32,000 in the fourth quarter of 2013. Paging units in service at December 31, 2014 totaled 1,256,000, compared to 1,376,000 a year earlier.

•
The quarterly rate of wireless revenue erosion was 3.6 percent in the fourth quarter versus 3.3 percent in the year-earlier quarter, while the annual rate of wireless revenue erosion was 11.6 percent versus 10.2 percent in the fourth quarter of 2013.

•
Total paging ARPU (average revenue per unit) was $7.92 in the fourth quarter, compared to $8.15 in the year-earlier quarter and $7.97 in the prior quarter. For the year, ARPU totaled $7.93, compared to $8.20 in 2013.

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $42.6 million in the fourth quarter, compared to $38.7 million in the year-earlier quarter. For 2014, operating expenses were $155.4 million, compared to $149.1 million in 2013.

•	Capital expenses were $1.4 million in the fourth quarter, compared to $2.6 million in the year-earlier quarter. For 2014, capital expenses totaled $7.7 million, compared to $10.4 million in 2013.

•	The number of full-time equivalent employees at December 31, 2014 totaled 587, compared to 631 at year-end 2013.

•	Capital returned to stockholders in 2014 in the form of dividends and share repurchases totaled $10.8 million and $4.3 million, respectively.

•	The Company’s cash balance at December 31, 2014 was $107.9 million, compared to $89.1 million a year earlier.
“We ended the fourth quarter and full-year 2014 on a very positive note,” said Vincent D. Kelly, president and chief executive officer, “meeting or exceeding our expectations on virtually all key operating measures, including revenue, cash flow, software bookings and subscriber churn. Consolidated revenue increased for the second consecutive quarter, software revenue and bookings reached record highs, our backlog and pipeline remained strong, and paging unit churn improved to its best level in many years. Overall, we continued to operate profitably, enhance our product offerings, expand our global market reach, strengthen our balance sheet, and generate sufficient cash flow to again return capital to stockholders in the form of cash dividends and share repurchases.”

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Commenting on software results, Kelly said: “Total software revenue increased 15.7 percent in the fourth quarter from the prior quarter -- the second consecutive quarter of revenue growth - and grew 12.5 percent in 2014 to $67.9 million from $60.3 million in 2013.” Kelly attributed higher fourth quarter software revenue primarily to increased deliveries of software, hardware and professional services to the Company’s expanding worldwide customer base. He also noted that higher software revenue was due in part to the completion of numerous projects with larger contract values than in previous quarters. “Overall, both operations and maintenance revenue remained strong throughout the year,” he added, “with the 10.6 percent increase in maintenance revenue reflecting our continued success in achieving maintenance renewals rates in excess of 99 percent.”
Kelly said record high bookings of $22.3 million for the quarter included $13.0 million of operations bookings, which reached an all-time high for the third straight quarter. For the year, bookings increased 23.7 percent to a record high $78.5 million. “Bookings included sales to both new and existing customers, with many existing customers upgrading applications as well as adding products to expand their portfolio of communications solutions. Demand remained strong for upgrades and installations of call center solutions, along with healthcare applications to increase patient safety, improve nursing workflows and enhance organizational efficiencies.” Kelly added: “Customer demand also remained strong for such software solutions as critical smartphone communications, secure texting, emergency management, and clinical alerting. Our public safety sector also grew substantially during the quarter as our software sales team added 13 new accounts.”
Kelly said software sales continued to increase throughout both North American and international markets. “We continued to make significant inroads in Europe, the Middle East and the Asia-Pacific region where our healthcare solutions continue to attract significant interest. At the same time, we continued to build a solid pipeline of new business leads throughout targeted markets worldwide.” Kelly added that Spok’s sales team pursued numerous combined software and wireless sales initiatives during the quarter, resulting in 30 new accounts that represented more than $1.8 million in software bookings.

Spok.com

The Company also posted solid results for its wireless products and services in the fourth quarter. “Gross pager placements totaled 35,000 versus 36,000 in the year-earlier quarter, while gross disconnects of 53,000 improved from 68,000 in the fourth quarter of 2013,” Kelly said. “As a result, quarterly net pager losses declined to historically low levels. Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise, which represented approximately 93.5 percent of our direct subscriber base and 90.2 percent of our direct paging revenue at year end. Healthcare comprised 77.4 percent of our direct subscriber base, and continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects.”
Kelly noted the Company successfully completed several other major initiatives in 2014, including the integration of its two operating subsidiaries and its name change to Spok. “We believe the consolidation our of software and wireless businesses in January 2014 not only created major operating efficiencies but allowed us to better serve all of our customers as a single source provider of their critical communications needs. Similarly,” Kelly added, “changing our corporate name to Spok in July was very well received by customers along with others both inside and outside the Company. As part of a global rebranding initiative, we believe the name change better reflects our identity as a leader in critical communications and has already resulted in new business opportunities for us in various geographic and vertical markets worldwide.”
The Company’s business transition and global expansion in 2014 also resulted in several key additions to senior management during the year. Among them, Hemant Goel joined Spok as Chief Operating Officer, Donna Scott was named Senior Vice President of Marketing, Kyle Gunderson was appointed Vice President Development and Chief Technology Officer, and Danielle Brogan joined the Company as Controller and Chief Accounting Officer. “We believe the addition of these experienced business executives is another important step as we continue to grow our business over time,” said Kelly.
Kelly also noted that Spok returned capital to stockholders in the fourth quarter in the form of quarterly cash dividends totaling $2.8 million and repurchased 263,772 shares of common stock totaling $4.3 million, or $16.36 per share, under its stock buy-back program. “Over the past 10 years,” he added, “we

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have generated $913.5 million in free cash flow, paid $428.4 million to our stockholders in cash dividends, and repurchased $64.1 million of our common stock.”
Shawn E. Endsley, chief financial officer, said: “Strong revenue from both software and wireless, combined with focused expense management, helped us maintain solid operating cash flow, EBITDA and operating margins for the quarter even as we continued to invest in resources and opportunities for long-term growth. We also strengthened our balance sheet, recording a cash balance of $107.9 million at December 31, and continued to operate as a debt-free company at year end.”
Commenting on the Company’s previously provided financial guidance for 2014, Endsley noted: “We are pleased that 2014 results were largely consistent with our guidance. For the year, total revenue of $200.3 million was within our guidance range of $183 million to $201 million, operating expenses of $155.4 million were within our guidance range of $147 million to $156 million, and capital expenses of $7.7 million were within our guidance range of $7 million to $9 million.” With regard to financial guidance for 2015, Endsley said the Company expects total revenue to range from $183 million to $201 million, operating expenses (excluding depreciation, amortization and accretion) to range from $145 million to $154 million, and capital expenses to range from $5.5 million to $7.5 million.

* * * * * * * * *
Spok plans plans to host a conference call for investors on its fourth quarter and 2014 operating results at 10:00 a.m. Eastern Time on Thursday, March 5, 2015. Dial-in numbers for the call are 785-830-7992 or 800-768-6569. The pass code for the call is 7872653. A replay of the call will be available from 1:00 p.m. ET on March 5 until 1:00 p.m. on Thursday, March 19. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 7872653.

* * * * * * * * *

Spok.com

About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. More than 125,000 organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the twelve months ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Revenue:
Wireless	$31,678	$35,831	$132,402	$149,448
Software	19,591	18,854	67,871	60,304
Total revenue	51,269	54,685	200,273	209,752
Operating expenses:
Cost of revenue	10,571	7,500	32,556	27,915
Service, rental and maintenance	11,285	11,442	45,485	47,471
Selling and marketing	7,915	7,297	30,013	26,617
General and administrative	11,905	11,470	45,896	46,105
Severance and restructuring	926	981	1,495	983
Depreciation, amortization and accretion	4,049	3,680	16,677	15,167
Total operating expenses	46,651	42,370	172,122	164,258
% of total revenue	91.0%	77.5%	85.9%	78.3%
Operating income	4,618	12,315	28,151	45,494
% of total revenue	9.0%	22.5%	14.1%	21.7%
Interest expense, net	(262)	(64)	(456)	(260)
Other (expense) income, net	(188)	15	(368)	105
Income before income tax expense	4,168	12,266	27,327	45,339
Income tax benefit (expense)	2,744	(4,251)	(6,582)	(17,809)
Net income	$6,912	$8,015	$20,745	$27,530
Basic net income per common share	$0.32	$0.37	$0.96	$1.27
Diluted net income per common share	$0.31	$0.36	$0.94	$1.25
Basic weighted average common shares outstanding	21,554,746	21,633,706	21,621,466	21,648,654
Diluted weighted average common shares outstanding	22,101,600	21,969,756	22,090,770	22,010,523
Reconciliation of operating income to EBITDA (b):
Operating income	$4,618	$12,315	$28,151	$45,494
Add back: depreciation, amortization and accretion	4,049	3,680	16,677	15,167
EBITDA	$8,667	$15,995	$44,828	$60,661
% of total revenue	16.9%	29.2%	22.4%	28.9%
Key statistics:
Units in service	1,256	1,376	1,256	1,376
Average revenue per unit (ARPU)	$7.92	$8.15	$7.93	$8.20
Bookings	$22,272	$16,271	$78,514	$63,452
Backlog	$42,391	$40,211	$42,391	$40,211

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Revenue:
Wireless	$31,678	$32,855	$33,518	$34,351	$35,831	$37,067	$37,771	$38,779
Software	19,591	16,936	15,576	15,768	18,854	12,602	14,497	14,351
Total revenue	51,269	49,791	49,094	50,119	54,685	49,669	52,268	53,130
Operating expenses:
Cost of revenue	10,571	8,000	7,180	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance	11,285	10,988	11,420	11,792	11,442	11,820	12,018	12,191
Selling and marketing	7,915	7,072	7,780	7,246	7,297	6,388	6,538	6,394
General and administrative	11,905	10,866	10,990	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	926	545	4	20	981	—	2	—
Depreciation, amortization and accretion	4,049	4,247	4,352	4,029	3,680	3,858	3,822	3,807
Total operating expenses	46,651	41,718	41,726	42,027	42,370	40,135	40,363	41,390
% of total revenue	91.0%	83.8%	85.0%	83.9%	77.5%	80.8%	77.2%	77.9%
Operating income	4,618	8,073	7,368	8,092	12,315	9,534	11,905	11,740
% of total revenue	9.0%	16.2%	15.0%	16.1%	22.5%	19.2%	22.8%	22.1%
Interest expense, net	(262)	(63)	(64)	(67)	(64)	(68)	(64)	(64)
Other (expense) income, net	(188)	(2)	(194)	16	15	84	(75)	81
Income before income tax expense	4,168	8,008	7,110	8,041	12,266	9,550	11,766	11,757
Income tax benefit (expense)	2,744	(3,356)	(2,819)	(3,151)	(4,251)	(3,788)	(4,938)	(4,832)
Net income	$6,912	$4,652	$4,291	$4,890	$8,015	$5,762	$6,828	$6,925
Basic net income per common share	$0.32	$0.21	$0.20	$0.23	$0.37	$0.27	$0.32	$0.32
Diluted net income per common share	$0.31	$0.21	$0.19	$0.22	$0.36	$0.26	$0.31	$0.32
Basic weighted average common shares outstanding	21,554,746	21,651,347	21,642,163	21,638,198	21,633,706	21,629,289	21,644,281	21,688,153
Diluted weighted average common shares outstanding	22,101,600	22,135,554	22,099,791	22,037,796	21,969,756	21,919,238	21,827,149	21,904,862
Reconciliation of operating income to EBITDA (b):
Operating income	$4,618	$8,073	$7,368	$8,092	$12,315	$9,534	$11,905	$11,740
Add back: depreciation, amortization and accretion	4,049	4,247	4,352	4,029	3,680	3,858	3,822	3,807
EBITDA	$8,667	$12,320	$11,720	$12,121	$15,995	$13,392	$15,727	$15,547
% of total revenue	16.9%	24.7%	23.9%	24.2%	29.2%	27.0%	30.1%	29.3%
Key statistics:
Units in service	1,256	1,274	1,299	1,327	1,376	1,408	1,445	1,480
Average revenue per unit (ARPU)	$7.92	$7.97	$7.98	$8.11	$8.15	$8.22	$8.22	$8.25
Bookings	$22,272	$20,362	$18,959	$16,921	$16,271	$17,302	$15,626	$14,253
Backlog	$42,391	$42,117	$40,182	$41,396	$40,211	$43,831	$39,576	$40,183

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	12/31/2014	12/31/2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,869	$89,075
Accounts receivable, net	24,969	18,084
Prepaid expenses and other	7,250	7,399
Inventory	2,673	2,221
Deferred income tax assets, net	2,194	3,389
Total current assets	144,955	120,168
Property and equipment, net	17,395	21,122
Goodwill	133,031	133,031
Other intangible assets, net	19,698	25,368
Deferred income tax assets, net	21,949	25,494
Other assets	862	1,715
Total assets	$337,890	$326,898
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$11,688	$9,885
Accrued compensation and benefits	14,041	13,919
Deferred revenue	24,034	23,023
Total current liabilities	49,763	46,827
Deferred revenue	937	862
Other long-term liabilities	8,131	9,259
Total liabilities	58,831	56,948
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	126,678	127,264
Retained earnings	152,379	142,684
Total stockholders' equity	279,059	269,950
Total liabilities and stockholders' equity	$337,890	$326,898

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the twelve months ended
	12/31/2014	12/31/2013
Cash flows from operating activities:
Net income	$20,745	$27,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	16,677	15,167
Amortization of deferred financing costs	456	258
Deferred income tax expense	4,740	16,276
Stock based compensation	3,838	3,045
Provisions for doubtful accounts, service credits and other	1,128	1,955
Adjustments of non-cash transaction taxes	(310)	(474)
Loss on disposals of property and equipment	3	21
Changes in assets and liabilities:
Accounts receivable	(8,013)	1,542
Prepaid expenses and other assets	17	(1,215)
Accounts payable, accrued liabilities and accrued compensation and benefits	1,192	(6,855)
Customer deposits and deferred revenue	1,086	(6,794)
Net cash provided by operating activities	41,559	50,456
Cash flows from investing activities:
Purchases of property and equipment	(7,679)	(10,408)
Proceeds from disposals of property and equipment	65	293
Net cash used in investing activities	(7,614)	(10,115)
Cash flows from financing activities:
Cash dividends to stockholders	(10,826)	(12,312)
Purchase of common stock (including commissions)	(4,325)	—
Net cash used in financing activities	(15,151)	(12,312)
Net increase in cash and cash equivalents	18,794	28,029
Cash and cash equivalents, beginning of period	89,075	61,046
Cash and cash equivalents, end of period	$107,869	$89,075
Supplemental disclosure:
Interest paid	$8	$10
Income taxes paid	$1,448	$1,474

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Revenue
Paging	$30,071	$30,776	$31,458	$32,896	$34,015	$35,141	$36,064	$37,051
Non-paging	1,607	2,079	2,060	1,455	1,816	1,926	1,707	1,728
Wireless	31,678	32,855	33,518	34,351	35,831	37,067	37,771	38,779
Subscription	365	458	377	283	248	220	178	175
License	3,474	2,374	2,497	2,929	4,138	2,000	2,458	2,640
Services	5,579	4,305	3,558	3,930	5,493	2,080	3,327	2,780
Equipment	2,145	1,930	1,614	1,250	1,875	1,251	1,589	1,994
Operations revenue	11,563	9,067	8,046	8,392	11,754	5,551	7,552	7,589
Maintenance revenue	8,028	7,869	7,530	7,376	7,100	7,051	6,945	6,762
Software	19,591	16,936	15,576	15,768	18,854	12,602	14,497	14,351
Total revenue	$51,269	$49,791	$49,094	$50,119	$54,685	$49,669	$52,268	$53,130

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Cost of revenue
Payroll and related	$4,222	$3,743	$3,827	$3,959	$3,609	$3,744	$3,743	$3,709
Cost of sales	5,225	3,098	2,232	1,917	2,726	1,992	2,133	1,890
Stock based compensation	81	108	81	81	74	64	49	49
Other	1,043	1,051	1,040	848	1,091	987	1,036	1,019
Total cost of revenue	10,571	8,000	7,180	6,805	7,500	6,787	6,961	6,667
Service, rental and maintenance
Site rent	3,834	3,914	3,981	4,015	3,972	4,142	4,237	4,235
Telecommunications	1,487	1,548	1,669	1,736	1,751	1,832	1,885	1,889
Payroll and related	4,533	4,106	4,434	4,594	4,296	4,577	4,589	4,698
Stock based compensation	30	56	(17)	39	32	59	20	20
Repairs and maintenance	467	489	436	508	482	484	480	575
Other	934	875	917	900	909	726	807	774
Total service, rental and maintenance	11,285	10,988	11,420	11,792	11,442	11,820	12,018	12,191
Selling and marketing
Payroll and related	3,945	3,859	4,099	4,098	3,717	3,917	3,919	3,840
Commissions	2,481	1,949	2,087	1,952	2,162	1,310	1,519	1,387
Stock based compensation	131	151	131	131	(24)	122	119	119
Other	1,358	1,113	1,463	1,065	1,442	1,039	981	1,048
Total selling and marketing	7,915	7,072	7,780	7,246	7,297	6,388	6,538	6,394
General and administrative
Payroll and related	4,737	4,217	4,440	4,796	4,802	4,696	5,074	5,414
Stock based compensation	780	791	429	835	763	701	440	438
Bad debt	127	136	134	86	262	274	265	275
Facility rent	830	863	899	922	719	883	839	844
Telecommunications	381	427	399	395	420	388	343	375
Outside services	1,786	1,698	1,719	1,762	1,811	1,927	1,606	2,560
Taxes, licenses and permits	1,283	1,225	1,383	1,064	1,358	1,106	1,166	1,233
Repairs and maintenance	506	510	421	374	314	333	278	261
Financial services	346	336	379	363	357	350	349	313
Other	1,129	663	787	1,538	664	624	662	618
Total general and administrative	11,905	10,866	10,990	12,135	11,470	11,282	11,022	12,331
Severance and restructuring	926	545	4	20	981	—	2	—
Depreciation, amortization and accretion	4,049	4,247	4,352	4,029	3,680	3,858	3,822	3,807
Operating expenses	$46,651	$41,718	$41,726	$42,027	$42,370	$40,135	$40,363	$41,390
Capital expenditures	$1,352	$1,291	$2,393	$2,643	$2,636	$2,504	$2,927	$2,341

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging units in service
Beginning units in service
Direct one-way	1,157	1,179	1,200	1,246	1,275	1,307	1,324	1,346
Direct two-way	63	64	69	69	70	73	73	75
Total direct	1,220	1,243	1,269	1,315	1,345	1,380	1,397	1,421
Indirect one-way	28	29	30	34	35	36	38	48
Indirect two-way	26	27	28	27	28	29	45	46
Total indirect	54	56	58	61	63	65	83	94
Total beginning units in service	1,274	1,299	1,327	1,376	1,408	1,445	1,480	1,515
Gross placements
Direct one-way	31	40	48	34	32	40	49	39
Direct two-way	3	4	2	4	3	3	5	3
Total direct	34	44	50	38	35	43	54	42
Indirect one-way	1	1	1	—	1	1	1	1
Indirect two-way	—	—	—	1	—	—	—	—
Total indirect	1	1	1	1	1	1	1	1
Total gross placements	35	45	51	39	36	44	55	43
Gross disconnects
Direct one-way	(47)	(62)	(69)	(80)	(61)	(72)	(66)	(61)
Direct two-way	(3)	(5)	(7)	(4)	(4)	(6)	(5)	(5)
Total direct	(50)	(67)	(76)	(84)	(65)	(78)	(71)	(66)
Indirect one-way	(2)	(2)	(2)	(4)	(2)	(2)	(3)	(11)
Indirect two-way	(1)	(1)	(1)	—	(1)	(1)	(16)	(1)
Total indirect	(3)	(3)	(3)	(4)	(3)	(3)	(19)	(12)
Total gross disconnects	(53)	(70)	(79)	(88)	(68)	(81)	(90)	(78)
Net loss
Direct one-way	(16)	(22)	(21)	(46)	(29)	(32)	(17)	(22)
Direct two-way	—	(1)	(5)	—	(1)	(3)	—	(2)
Total direct	(16)	(23)	(26)	(46)	(30)	(35)	(17)	(24)
Indirect one-way	(1)	(1)	(1)	(4)	(1)	(1)	(2)	(10)
Indirect two-way	(1)	(1)	(1)	1	(1)	(1)	(16)	(1)
Total indirect	(2)	(2)	(2)	(3)	(2)	(2)	(18)	(11)
Total net change	(18)	(25)	(28)	(49)	(32)	(37)	(35)	(35)
Ending units in service
Direct one-way	1,141	1,157	1,179	1,200	1,246	1,275	1,307	1,324
Direct two-way	63	63	64	69	69	70	73	73
Total direct	1,204	1,220	1,243	1,269	1,315	1,345	1,380	1,397
Indirect one-way	27	28	29	30	34	35	36	38
Indirect two-way	25	26	27	28	27	28	29	45
Total indirect	52	54	56	58	61	63	65	83
Total ending units in service	1,256	1,274	1,299	1,327	1,376	1,408	1,445	1,480

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(Unaudited)

	For the three months ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Paging ARPU
Direct one-way	$7.45	$7.48	$7.48	$7.59	$7.60	$7.64	$7.67	$7.73
Direct two-way	17.95	18.17	18.21	18.91	19.43	19.93	19.95	20.41
Total direct	8.00	8.05	8.06	8.19	8.23	8.29	8.33	8.40
Indirect one-way	8.13	8.24	8.18	8.22	8.68	8.90	8.97	8.22
Indirect two-way	4.06	4.31	4.45	4.32	3.97	3.97	3.89	3.76
Total indirect	6.12	6.32	6.39	6.37	6.47	6.57	6.31	5.85
Total one-way	7.46	7.50	7.50	7.60	7.63	7.68	7.71	7.74
Total two-way	13.87	14.10	14.22	14.70	14.90	15.20	14.40	13.96
Total paging ARPU	$7.92	$7.97	$7.98	$8.11	$8.15	$8.22	$8.22	$8.25
Gross disconnect rate (b)
Direct one-way	(4.1)%	(5.5)%	(5.7)%	(6.4)%	(4.7)%	(5.6)%	(5.0)%	(4.6)%
Direct two-way	(4.5)%	(7.3)%	(10.5)%	(5.6)%	(6.4)%	(7.9)%	(6.7)%	(6.6)%
Total direct	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Indirect one-way	(6.5)%	(6.4)%	(6.8)%	(8.2)%	(6.1)%	(6.3)%	(7.4)%	(23.6)%
Indirect two-way	(2.3)%	(1.9)%	(2.7)%	(2.3)%	(5.7)%	(4.8)%	(34.0)%	(1.6)%
Total indirect	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total one-way	(4.2)%	(5.3)%	(5.8)%	(6.5)%	(4.8)%	(5.6)%	(5.1)%	(5.2)%
Total two-way	(3.9)%	(5.7)%	(8.3)%	(4.7)%	(6.2)%	(7.0)%	(17.3)%	(4.7)%
Total paging gross disconnect rate	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (c)
Direct one-way	(1.4)%	(1.8)%	(1.9)%	(3.7)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Direct two-way	(0.1)%	(3.0)%	(4.5)%	(0.6)%	(2.2)%	(3.6)%	(0.4)%	(1.9)%
Total direct	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Indirect one-way	(4.3)%	(4.1)%	(4.8)%	(6.3)%	(3.9)%	(3.3)%	(4.7)%	(21.8)%
Indirect two-way	(2.0)%	(1.5)%	(2.2)%	(1.9)%	(4.9)%	(4.1)%	(33.7)%	(1.3)%
Total indirect	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total one-way	(1.5)%	(1.9)%	(2.0)%	(3.7)%	(2.2)%	(2.5)%	(1.4)%	(2.4)%
Total two-way	(0.6)%	(2.5)%	(3.8)%	(1.0)%	(3.0)%	(3.8)%	(13.3)%	(1.6)%
Total paging net loss rate	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%

(a) Slight variations in totals are due to rounding.
(b) Gross disconnect rate is current period disconnected units divided by prior period ending units in service.
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(Unaudited)

	For the three months ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Gross placement rate (b)
Healthcare	3.0%	3.8%	4.5%	3.1%	2.9%	3.3%	4.5%	3.4%
Government	1.2%	1.5%	2.6%	1.9%	1.5%	1.7%	2.3%	1.6%
Large enterprise	2.3%	2.7%	2.0%	2.9%	3.0%	4.3%	2.4%	2.1%
Other	2.1%	4.3%	2.2%	2.1%	1.7%	2.0%	1.5%	1.8%
Total direct	2.8%	3.5%	4.0%	2.9%	2.7%	3.1%	3.8%	3.0%
Total indirect	1.3%	1.4%	1.3%	1.2%	1.5%	1.9%	1.4%	1.0%
Total	2.7%	3.4%	3.9%	2.8%	2.7%	3.1%	3.7%	2.9%
Gross disconnect rate (b)
Healthcare	(3.8)%	(5.1)%	(5.3)%	(6.5)%	(4.5)%	(5.2)%	(4.4)%	(3.9)%
Government	(4.7)%	(7.5)%	(7.6)%	(5.6)%	(4.7)%	(7.9)%	(7.1)%	(5.9)%
Large enterprise	(4.7)%	(4.8)%	(8.9)%	(5.4)%	(6.4)%	(6.0)%	(6.7)%	(7.0)%
Other	(6.4)%	(6.9)%	(7.7)%	(6.5)%	(6.5)%	(6.5)%	(7.4)%	(7.3)%
Total direct	(4.1)%	(5.4)%	(6.0)%	(6.4)%	(4.8)%	(5.7)%	(5.1)%	(4.7)%
Total indirect	(4.4)%	(4.2)%	(4.8)%	(5.5)%	(5.9)%	(5.6)%	(22.3)%	(12.5)%
Total	(4.1)%	(5.3)%	(5.9)%	(6.3)%	(4.9)%	(5.7)%	(6.1)%	(5.2)%
Net loss rate (b)
Healthcare	(0.7)%	(1.3)%	(0.8)%	(3.5)%	(1.5)%	(1.9)%	—%	(0.5)%
Government	(3.5)%	(6.0)%	(5.0)%	(3.6)%	(3.2)%	(6.3)%	(4.6)%	(4.3)%
Large enterprise	(2.4)%	(2.1)%	(6.9)%	(2.5)%	(3.3)%	(1.6)%	(4.2)%	(4.9)%
Other	(4.4)%	(2.5)%	(5.5)%	(4.4)%	(4.8)%	(4.5)%	(5.9)%	(5.5)%
Total direct	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Total indirect	(3.1)%	(2.8)%	(3.5)%	(4.2)%	(4.4)%	(3.6)%	(21.0)%	(11.5)%
Total	(1.4)%	(1.9)%	(2.1)%	(3.5)%	(2.2)%	(2.6)%	(2.4)%	(2.3)%
End of period units in service % of total (b)
Healthcare	74.1%	73.6%	73.0%	72.0%	71.9%	71.4%	70.9%	68.4%
Government	7.8%	7.9%	8.3%	8.6%	8.6%	8.8%	9.1%	10.1%
Large enterprise	7.7%	7.8%	7.8%	8.2%	8.1%	8.2%	8.1%	8.3%
Other	6.2%	6.4%	6.6%	6.8%	7.0%	7.1%	7.3%	7.6%
Total direct	95.8%	95.7%	95.7%	95.6%	95.6%	95.5%	95.4%	94.4%
Total indirect	4.2%	4.3%	4.3%	4.4%	4.4%	4.5%	4.6%	5.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a) Slight variations in totals are due to rounding.
(b) Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

SPOK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION - DIRECT PAGING UNITS IN SERVICE AND
CELLULAR ACTIVATIONS (a)
(Unaudited)

	For the three months ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
Account size ending units in service (000's)
1 to 3 units	35	37	39	41	43	45	47	49
4 to 10 units	21	22	23	24	25	26	28	29
11 to 50 units	51	53	56	57	61	64	67	71
51 to 100 units	34	36	38	41	42	43	45	47
101 to 1,000 units	262	267	275	282	287	293	305	321
>1,000 units	801	805	812	824	857	874	888	880
Total	1,204	1,220	1,243	1,269	1,315	1,345	1,380	1,397
End of period units in service % of total direct
1 to 3 units	2.9%	3.0%	3.1%	3.2%	3.2%	3.3%	3.4%	3.5%
4 to 10 units	1.7%	1.8%	1.8%	1.9%	1.9%	2.0%	2.0%	2.1%
11 to 50 units	4.2%	4.3%	4.5%	4.5%	4.6%	4.8%	4.8%	5.1%
51 to 100 units	2.8%	3.0%	3.1%	3.2%	3.2%	3.2%	3.2%	3.4%
101 to 1,000 units	21.8%	21.9%	22.1%	22.3%	21.9%	21.8%	22.1%	23.0%
>1,000 units	66.6%	66.0%	65.4%	64.9%	65.2%	64.9%	64.5%	62.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size net loss rate
1 to 3 units	(4.4)%	(4.8)%	(4.1)%	(4.9)%	(4.4)%	(4.6)%	(5.1)%	(4.8)%
4 to 10 units	(5.5)%	(4.0)%	(5.4)%	(4.1)%	(3.8)%	(5.3)%	(5.3)%	(6.0)%
11 to 50 units	(3.8)%	(5.2)%	(3.2)%	(5.3)%	(4.4)%	(3.9)%	(6.4)%	(4.8)%
51 to 100 units	(5.4)%	(5.2)%	(8.7)%	(1.2)%	(3.5)%	(2.8)%	(5.3)%	(4.0)%
101 to 1,000 units	(2.0)%	(2.9)%	(2.5)%	(1.7)%	(1.7)%	(4.0)%	(5.0)%	(3.9)%
>1,000 units	(0.5)%	(1.0)%	(1.2)%	(4.0)%	(1.8)%	(1.7)%	1.1%	(0.2)%
Total	(1.4)%	(1.9)%	(2.0)%	(3.5)%	(2.1)%	(2.5)%	(1.3)%	(1.7)%
Account size ARPU
1 to 3 units	$14.53	$14.65	$14.86	$14.96	$14.98	$15.13	$15.12	$15.22
4 to 10 units	14.09	14.04	14.12	14.22	14.29	14.38	14.29	14.33
11 to 50 units	12.00	11.95	12.00	12.07	11.96	12.06	11.96	12.06
51 to 100 units	10.15	10.16	10.18	10.27	10.34	10.66	10.42	10.47
101 to 1,000 units	8.79	8.69	8.58	8.76	8.89	8.85	8.84	8.84
>1,000 units	6.93	6.99	7.00	7.11	7.11	7.17	7.19	7.23
Total	$8.00	$8.05	$8.06	$8.19	$8.23	$8.29	$8.33	$8.40
Cellular:
Number of activations	264	2,198	1,679	281	690	970	799	925
Revenue from cellular services (000's)	$77	$395	$278	$108	$129	$235	$163	$195

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
2015 FINANCIAL GUIDANCE

		(In millions)

		Guidance Range
		From	To
Revenues
	Wireless	$112	$122
	Software	71	79
		$183	$201

Operating Expenses (a)		$145	$154

Capital Expenses		$5.5	$7.5

(a) Operating expenses exclude depreciation, amortization and accretion.